INCORPORATED UNDER THE BUSINESS ACT OF THE PROVINCE OF ALBERTA, CANADA

NORTH AMERICAN MINERALS GROUP INC.

See Reverse for Certain Definitions

WITHOUT PAR VALUE

This is to Certify that ______________________________ is the owner of

______________________________ *fully paid and non-assessable shares of the above Corporation transferable only on the books of the Corporation by the holder thereof in person or by a duly authorized Attorney upon surrender of this Certificate properly endorsed.*

Witness, *the seal of the Corporation and the Signatures of its duly authorized officers.*

Dated

CORPRINT, NEW YORK